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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K
                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of  1934

      Date of Report (Date of earliest event reported): October 15, 2003

                      FIRST NATIONAL LINCOLN CORPORATION
              (Exact name of Registrant as specified in charter)

                                    MAINE
                (State or other jurisdiction of incorporation)

                  0-26589                      01-0404322
         (Commission file number)   (IRS employer identification no.)


                 Main Street, Damariscotta, Maine        04853
             (Address of principal executive offices)  (Zip Code)


                                (207) 563-3195
             (Registrant's telephone number, including area code)





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Item 5. Other Events

This information is being provided under Item 12 of Form 8-K.

The Company today issued the following press release:

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First National Lincoln Corporation Reports Record
Third-Quarter Earnings, Up 19.1% Over 2002

DAMARISCOTTA, ME., October 15 - First National Lincoln Corporation (Nasdaq NM:
FNLC), today announced earnings per share of $0.81 on a fully diluted basis for the quarter ended September 30, 2003, an increase of $0.13 or 19.1% over the $0.68 reported for the same period in 2002. Net income for the third quarter was $2,012,000, an increase of $323,000 or 19.1% over the $1,689,000 posted in the third quarter of 2002. Both earnings per share and net income reported by the Company for the third quarter of 2003 set new single-quarter records.

The Company also announced earnings per share of $2.18 on a fully diluted basis for the nine months ended September 30, 2003, an increase of $0.23 or 11.8% over the $1.95 reported for the same period in 2002. Net income for the first nine months of 2003 was $5,420,000, an increase of $612,000 or 12.7% over the $4,808,000 posted for the same period in 2002. Both earnings per share and net income reported by the Company for 2003 set new records for the first nine months of the year.

Year-to-date increases on the balance sheet showed total assets at $551.8 million on September 30, 2003 - an increase of 11.7% over December 31, 2002. Loans totaled $383.0 million, up 15.3% over December 31, 2002, while investments increased by 14.0% to $139.2 million. Deposits of $371.0 million were up 11.0% since year-end 2002.

"The third quarter of 2003 was by far the most successful quarter in the history of First National Lincoln Corporation," commented the Company's President and Chief Executive Officer, Daniel R. Daigneault. "We posted earnings which were 19.1% above the third quarter of 2002, and this was also the first time our quarterly earnings exceeded the $2.0 million mark, eclipsing the previous single-quarter record set in the second quarter of this year by $283,000.

"Balance sheet growth continues to be a primary factor in our performance this year," President Daigneault continued. "The majority of this growth has come from the loan portfolio, and has been fairly evenly distributed between commercial, mortgage and home equity loans. At the same time, we have funded this increase in earning assets with deposits, which have also seen excellent growth.

"It is worth noting that this month marks the sixth anniversary of the opening of our first Knox County office in Rockport," President Daigneault said. "All three of our Knox County offices contributed to the Company's profitability and each office is well ahead of our original expectations. In addition, asset quality on a Company-wide basis remains very strong, with loan delinquencies well below the average we have seen over the past five years.





"While balance sheet growth has been excellent in 2003," President Daigneault went on, "it has also been a year of balancing current and future performance. The effect of this is seen in net interest income and non-interest income. For the nine months ended September 30, 2003, the Company's net interest income is virtually even with the same period in 2002, and while we have seen some margin compression in 2003, this was offset by asset growth. In the third quarter, the margin compression reversed, however, and the positive impact of repricing more than $60 million in liabilities at mid-year can be seen in net interest income for the period, which was $422,000 or 10.1% higher than net interest income posted for the second quarter of 2003. At the same time, it has been important to manage interest rate risk, which is the reason we have opted to sell the majority of our residential mortgage production in the current low interest rate environment. This, in turn, resulted in a boost to non-interest income, attributable to the net gain recognized on the sale of these loans.

"Managing our operating expenses has certainly paid off for us as well in 2003," President Daigneault said. "Knowing that we would experience some margin compression in the first half of the year, this is an area where we have held the line, resulting in non-interest expense increasing only 2.6% for the first nine months of 2003 compared to the same period in 2002. Our third-quarter performance was even better, with non-interest expense for the three months ended September 30, 2003, up only 1.2% over the same period in 2002. The effect of this can be seen in our efficiency ratio, a widely used measure of how much a company spends to generate one dollar in income, which stands at 0.49 for the nine months ended September 30, 2003, compared to 0.50 for the same period in 2002. The same was true for the quarter, with an efficiency ratio of 0.48 for the three months ended September 30, 2003, compared to 0.51 for the same period in 2002."

"Our strong earnings performance continues to be reflected in the price of our stock," observed F. Stephen Ward, the Company's Treasurer and Chief Financial Officer. "First National Lincoln Corporation's shares reached a new all-time high in the third quarter, and ended the quarter at that same price - $43.00 per share. Since December 31, 2002, our stock has increased 36.6% or $11.52 per share, which is well above the performance of other Maine-based bank holding companies listed on a national exchange. This also compares very favorably to the overall market, where the S&P 500 is up 13.2% year-to-date, as well as to our industry, with the Nasdaq Bank Index up 16.2% in 2003.

"When considering cash dividends, this was an excellent quarter for our shareholders," Mr. Ward concluded. "Following the pattern established for the past eight years, our cash dividend increased again by another $0.01 to $0.29 per share per quarter. This results in an annualized dividend of $1.16 per share and in turn produces an annual dividend yield of 2.7% based on the September 30, 2003 closing price of $43.00. In our opinion, the combination of all the factors presented here - asset growth, strong earnings, very good credit quality, as well as our stock price and dividend yield - reinforces the attractiveness of FNLC as an investment."

First National Lincoln Corporation, headquartered in Damariscotta, Maine, is the holding company for The First National Bank of Damariscotta and Pemaquid Advisors. The First is an independent community bank serving Mid-Coast Maine with seven offices in Lincoln and Knox Counties that provide consumer and commercial banking products and services. Pemaquid Advisors provides investment advisory, private banking and trust services from offices in Damariscotta, Boothbay Harbor, and Portland, Maine.



Forward-looking and cautionary statements: except for the historical information and discussions contained herein, statements contained in this release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, as discussed in the Company's filings with the Securities and Exchange Commission.

For more information, please contact F. Stephen Ward, Treasurer & Chief Financial Officer, at 207.563.3195 ext. 5001

















































First National Lincoln Corporation
Consolidated Balance Sheets (Unaudited)
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                                     September 30, September 30, December 31,
In thousands of dollars                      2003          2002         2002
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Assets
Cash and due from banks                 $  13,758     $  19,904    $  14,181
Overnight Funds Sold                            0         6,400        9,325
Investments:
 Available for sale                        62,815        57,115       56,410
 Held to maturity (market values $78,174
      at 9/30/03, $68,556 at 9/30/02 and
      $67,421 at 12/31/02)                 76,381        66,989       65,663
Loans held for sale (fair value
approximates cost)                          1,884         1,983        2,613
Loans                                     383,032       331,142      332,074
Less: allowance for loan losses             4,177         3,628        3,700
                                          -------       -------      -------
     Net loans                            378,855       327,514      328,374
                                          -------       -------      -------
Accrued interest receivable                 2,814         2,852        2,642
Bank premises and equipment                 7,466         7,851        7,833
Other real estate owned                        51           192          255
Other assets                                7,794         6,448        6,772
                                          -------       -------      -------
        Total Assets                    $ 551,818     $ 497,248    $ 494,068
                                          =======       =======      =======

Liabilities & Stockholders' Equity
Demand deposits                         $  33,425     $  29,885    $  25,484
NOW deposits                               55,593        49,078       46,989
Money market deposits                      86,366        76,632       80,805
Savings deposits                           65,093        58,986       59,521
Certificates of deposit                    69,522        72,096       71,169
Certificates $100,000 and over             60,953        50,123       50,256
                                          -------       -------      -------
     Total deposits                       370,952       336,800      334,224
                                          -------       -------      -------
Borrowed funds                            129,583       113,975      113,365
Other liabilities                           4,550         4,359        3,784
                                          -------       -------      -------
     Total Liabilities                    505,085       455,134      451,373
                                          -------       -------      -------
Shareholders' Equity:
Common stock                                   25            25           25
Additional paid-in capital                  4,687         4,687        4,687
Retained earnings                          41,707        37,103       38,322
Net unrealized gains on
available-for-sale securities               2,558         2,356        2,170
Treasury stock                             (2,244)       (2,057)      (2,509)
                                          -------       -------      -------
    Total Stockholders' Equity             46,733        42,114       42,695
                                          -------       -------      -------
       Total Liabilities &
       Stockholders' Equity             $ 551,818     $ 497,248    $ 494,068
                                         ========      ========     ========
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First National Lincoln Corporation
Consolidated Statements of Income (Unaudited)
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                                  For the nine months      For the quarters
                                  Ended September 30,     Ended September 30,
In thousands of dollars            2003        2002        2003        2002
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Interest income
  Interest and fees on loans   $ 15,949    $ 16,652     $ 5,358     $ 5,623
  Interest on deposits with
    other banks                      52          26           4          21
  Interest and dividends
    on investments                4,486       5,392       1,453       1,869
                                 ------      ------      ------      ------
  Total interest income          20,487      22,070       6,815       7,513
                                 ------      ------      ------      ------
Interest expense
  Interest on deposits            4,600       5,809       1,318       2,034
  Interest on borrowed funds      3,037       3,433         911       1,140
                                 ------      ------      ------      ------
  Total interest expense          7,637       9,242       2,229       3,174
                                 ------      ------      ------      ------
Net interest income              12,850      12,828       4,586       4,339
Provision for loan losses           675         945         225         255
                                 ------      ------      ------      ------
  Net interest income after
    provision for loan losses    12,175      11,883       4,361       4,084
                                 ------      ------      ------      ------
Other operating income
  Fiduciary income                  577         555         203         172
  Service charges on
    deposit accounts                833         719         268         249
  Other operating income          2,566       2,030       1,072         947
                                 ------      ------      ------      ------
  Total other operating income    3,976       3,304       1,543       1,368
                                 ------      ------      ------      ------
Other operating expenses
  Salaries and employee benefits  4,377       4,113       1,546       1,451
  Occupancy expense                 569         532         176         174
  Furniture and equipment expense 1,039         958         338         334
  Other                           2,606       2,767       1,016       1,082
                                 ------      ------      ------      ------
  Total other operating expenses  8,591       8,370       3,076       3,041
                                 ------      ------      ------      ------
Income before income taxes        7,560       6,817       2,828       2,411
Applicable income taxes           2,140       2,009         816         722
                                 ------      ------      ------      ------
NET INCOME                      $ 5,420     $ 4,808     $ 2,012     $ 1,689
                                 ======      ======      ======      ======
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First National Lincoln Corporation
Selected Financial Data (Unaudited)
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                                  For the nine months      For the quarters
Dollars in thousands,             Ended September 30,     Ended September 30,
except for per share amounts       2003        2002        2003        2002
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Summary of Operations
Operating Income                $24,463     $25,374      $8,358      $8,881
Operating Expense                16,903      18,557       5,530       6,470
Net Interest Income              12,850      12,828       4,586       4,339
Provision for Loan Losses           675         945         225         255
Net Income                        5,420       4,808       2,012       1,689
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Per Common Share Data
Basic Earnings per Share          $2.24       $2.00       $0.83       $0.70
Diluted Earnings per Share         2.18        1.95        0.81        0.68
Cash Dividends Declared            0.84        0.72        0.29        0.25
Book Value                        19.26       17.42       19.26       17.42
Market Value                      43.00       28.80       43.00       28.80
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Financial Ratios
Return on Average Equity (a)      16.23%      16.49%      17.24%      16.56%
Return on Average Assets (a)       1.40%       1.40%       1.49%       1.38%
Average Equity to Average
 Assets                            8.63%       8.47%       8.64%       8.35%
Net Interest Margin
 Tax-Equivalent (a)                3.69%       4.08%       3.78%       3.92%
Dividend Payout Ratio             37.50%      35.96%      34.94%      35.78%
Allowance for Loan
 Losses/Total Loans                1.09%       1.10%       1.09%       1.10%
Non-Performing Loans
 to Total Loans                    0.32%       0.52%       0.32%       0.52%
Non-Performing Assets
 to Total Assets                   0.23%       0.39%       0.23%       0.39%
Efficiency Ratio                  48.66%      50.06%      47.95%      51.45%
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At  Period End
Total Assets                    551,818     497,248     551,818     497,248
Total Loans                     383,032     331,142     383,032     331,142
Total Investment Securities     139,196     124,104     139,196     124,104
Total Deposits                  370,952     336,800     370,952     336,800
Total Shareholders' Equity       46,733      42,114      46,733      42,114
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(a) Annualized using a 365-day basis
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be filed on its behalf by the undersigned thereunto duly authorized.

FIRST NATIONAL LINCOLN CORPORATION

By: /s/ F. Stephen Ward
    F. Stephen Ward
    Treasurer & Chief Financial Officer
    October 15, 2003